Exhibit 99.1

FOR IMMEDIATE RELEASE

KKR, VESTAR AND CENTERVIEW

ENTER INTO AGREEMENT TO ACQUIRE DEL MONTE FOODS

Transaction Valued at $5.3 Billion

SAN FRANCISCO, November 25, 2010 – Del Monte Foods Company (NYSE: DLM) and an investor group led by funds affiliated with Kohlberg Kravis Roberts & Co. L.P. (“KKR”), Vestar Capital Partners (“Vestar”) and Centerview Partners (“Centerview”) – collectively the “Sponsors”– today announced that they have signed a definitive agreement under which the Sponsors will acquire Del Monte for $19.00 per share in cash.

The transaction, which was unanimously approved by Del Monte’s board of directors, is valued at approximately $5.3 billion, including the assumption of approximately $1.3 billion in net debt. This price represents a premium of approximately 40 percent over Del Monte’s average closing share price during the past three months prior to November 18, 2010, when market rumors of a transaction began, and is also higher than any price the Company’s stock has ever achieved.

“This transaction delivers substantial shareholder value and is a clear endorsement of Del Monte’s strategic success and effective execution. The hard work and dedication of our talented team has helped to transform Del Monte from a $1 billion consumer foods business into a branded pet and consumer products company with more than $3.7 billion in revenues,” said Richard G. Wolford, Chairman and CEO of Del Monte Foods. “This transaction will enable our Company to continue to successfully grow, building on the foundation our team has put into place. We are excited about the ability to deliver substantial returns to our shareholders, as well as great prospects for Del Monte employees, customers and consumers.”

Simon Brown, Member of KKR and head of the firm’s North American Consumer practice, stated, “Del Monte has a first-rate brand portfolio and excellent reputation for providing high quality and nutritious products to families and their pets. We look forward to working with the Company’s talented employees and investing in the business as we continue to execute upon Del Monte’s proven strategy for growth. Del Monte is a great company, with an excellent strategy, a talented team and a strong future.”

Brian Ratzan, Managing Director and head of Vestar’s Consumer group said, “Del Monte Foods is a terrific company with iconic consumer and pet brands. Storied consumer franchises like Del Monte’s – with great brands in growing categories – will continue to thrive through investments in innovation and marketing. Vestar looks forward to working with the Del Monte team and our strategic partners to achieve the Company’s next phase of growth.”

“Over the last decade, Rick and the entire Del Monte team have built a unique platform based on powerful brands,” said Jim Kilts, Centerview’s co-founder and former CEO of Kraft, Nabisco and Gillette. “We are truly excited to partner with Del Monte as the Company continues to build on its rich heritage of delivering high quality products to consumers at attractive prices.”

Del Monte plans to maintain a corporate presence in both the San Francisco Bay Area and Pittsburgh, with its corporate headquarters continuing to be located in San Francisco.

Barclays Capital Inc. served as financial advisor to Del Monte Foods and provided a fairness opinion in connection with the transaction. Perella Weinberg Partners LP also provided a fairness opinion in connection with the transaction. Gibson Dunn & Crutcher LLP served as legal advisor to the Company in connection with this transaction.

Centerview Partners acted as lead financial advisor to the Sponsors in this transaction. Bank of America Merrill Lynch, J.P. Morgan Securities and Morgan Stanley also advised on this transaction. The Sponsors’ lead legal advisor was Simpson Thacher & Bartlett LLP.

The Sponsors have secured committed debt financing from Bank of America Merrill Lynch, Barclays Capital Inc., JPMorgan Chase, Morgan Stanley and KKR Capital Markets LLC. The agreement permits Del Monte to solicit alternative proposals from third parties through January 8, 2011. The Del Monte Foods board of directors, with the assistance of its advisors, will actively solicit acquisition proposals during this period. There can be no assurance this process will result in a higher offer. If there is not a superior offer, the transaction is expected to close by the end of March 2011, subject to customary closing conditions, including receipt of shareholder and regulatory approvals. Del Monte does not intend to disclose developments with respect to the solicitation process unless and until the Board has made a decision.

Del Monte also announced today that it will no longer host a conference call/webcast to discuss its fiscal 2011 second quarter results on Thursday, December 2, 2010.

About Del Monte Foods

Del Monte Foods is one of the country’s largest and most well-known producers, distributors and marketers of premium quality, branded pet products and food products for the U.S. retail market, generating approximately $3.7 billion in net sales in fiscal 2010. With a powerful portfolio of brands, Del Monte products are found in eight out of ten U.S. households. Pet food and pet snacks brands include Meow Mix®, Kibbles ‘n Bits®, Milk-Bone®, 9Lives®, Pup-Peroni®, Gravy Train®, Nature’s Recipe®, Canine Carry-Outs ® and other brand names. Food product brands include Del Monte®, Contadina®, S&W®, College Inn® and other brand names. The Company also produces and distributes private label pet products and food products. For more information on Del Monte Foods Company (NYSE: DLM) visit the Company’s website at www.delmonte.com.

Del Monte. Nourishing Families. Enriching Lives. Every Day.TM

About KKR

Founded in 1976 and led by Henry Kravis and George Roberts, KKR is a leading global alternative asset manager with $55.5 billion in assets under management as of September 30, 2010. With over 650 people and 14 offices around the world, KKR manages assets through a variety of investment funds and accounts covering multiple asset classes. KKR seeks to create value by bringing operational expertise to its portfolio companies and through active oversight and monitoring of its investments. KKR invests in high-quality franchises across multiple industries, including current and previous consumer and retail investments such as Sealy, Dollar General, Pets at Home, Oriental Brewery, WILD, Duracell, Gillette, RJR Nabisco and Safeway. KKR is publicly traded on the New York Stock Exchange (NYSE: KKR). For additional information, please visit KKR’s website at www.kkr.com.

About Vestar Capital Partners

Vestar is a leading international private equity firm specializing in management buyouts and growth capital investments with $7 billion in assets under management. The firm targets companies in the U.S. and Europe in five key industry sectors: consumer, diversified industries, healthcare, media/communication, and financial services. Current and previous Vestar investments in consumer products companies include Birds Eye Foods, Sun Products Corporation, Michael Foods, Remington Products and Celestial Seasonings. Since the firm’s founding in 1988, the Vestar funds have completed more than 67 investments in companies with a total value of more than $30 billion. Vestar has operations in New York, Boston, Denver, Milan, Munich, and Paris. For more information, please visit Vestar’s website at http://www.vestarcapital.com/

About Centerview Partners

Centerview Partners operates a private equity business and an investment banking advisory practice. Centerview’s private equity business is based in Rye, New York and is focused exclusively on making investments in US middle- and upper-middle market consumer businesses. With approximately $500 million in committed capital, the firm seeks to leverage its operational expertise and deep consumer industry relationships in partnership with existing owners and management to achieve strategic and operational excellence. More information about the firm is available at www.centerviewpartners.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements. Statements that are not historical facts, including statements about beliefs or expectations, are forward-looking statements. These statements are based on plans, estimates and projections at the time Del Monte Foods Company makes the statements and readers should not place undue reliance on them. In some cases, readers can identify forward-looking statements by the use of forward-looking terms such as “may,” “will,” “should”, “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other comparable terms. Forward-looking statements involve inherent risks and uncertainties and the Company cautions readers that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statement. Factors that could cause actual results to differ materially from those described in this press release include, among others: uncertainties as to the timing of the acquisition; the possibility that competing offers will be made; the possibility that various closing conditions for the acquisition may not be satisfied or waived, including that a governmental entity may prohibit or refuse to grant approval for the consummation of the acquisition; general economic and business conditions; and other factors. Readers are cautioned not to place undue reliance on the forward-looking statements included in this press release, which speak only as of the date hereof. The Company does not undertake to update any of these statements in light of new information or future events.

Additional Information and Where to Find It

In connection with the proposed merger, Del Monte Foods Company will prepare a proxy statement to be filed with the SEC. When completed, a definitive proxy statement and a form of proxy will be mailed to the stockholders of the Company. THE COMPANY’S SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED MERGER BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. The Company’s stockholders will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. The Company’s stockholders will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Del Monte Foods Company, Attn: Corporate Secretary, P.O. Box 193575, San Francisco, California 94119-3575, telephone: (415) 247-3000, or from the Company’s website, http://www.delmonte.com.

The Company and its directors and officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed merger. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the proxy statement for the Company’s 2010 Annual Meeting of

Stockholders, which was filed with the SEC on August 16, 2010. Stockholders may obtain additional information regarding the interests of the Company and its directors and executive officers in the proposed merger, which may be different than those of the Company’s stockholders generally, by reading the proxy statement and other relevant documents regarding the proposed merger, when filed with the SEC.

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CONTACTS:

Media Contact	Analyst/Investor Contact
Cassandra Bujarski/Robin Weinberg	Jennifer Garrison/Christina Um
Sard Verbinnen	Del Monte Foods
(212) 687-8080	(415) 247-3382
investor.relations@delmonte.com

For KKR

Peter McKillop/Kristi Huller

(202) 841-6693/(917) 940-1233

media@kkr.com

For Vestar

Owen Blicksilver Public Relations

Carol Makovich

(203) 622-4781

carol@blicksilverpr.com

Kristin Celauro

(732) 291-5456

kristin@blicksilverpr.com

For Centerview

Steve Lipin/April Kabahar-Emspak

Brunswick Group

212-333-3810